Exhibit 5.1

July 29, 2013

ECOtality, Inc.

One Montgomery Street, Suite 2525

San Francisco, California 94104

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to ECOtality, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Company has provided us with a prospectus (the “Prospectus”) which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration of:

●	shares of the Company’s common stock, par value $0.001 per share (“Common Stock”);

●	shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”);

●

debt securities, in one or more series (“Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.4 to the Registration Statement (the “Indenture”); and

●

warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company.

The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Company Securities.” The Company Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Act. The aggregate public offering price of the Company Securities being registered will not exceed $50,000,000.

July 29, 2013

In connection with this opinion, we have examined originals or copies of the following documents:

(a)     the Company’s Amended and Restated Articles of Incorporation;

(b)     the Certificate of Designations for the Company’s Series A Convertible Preferred Stock;

(c)     the Second Amended and Restated Bylaws of the Company;

(d)     the Registration Statement; and

(i)     such other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In rendering the opinion expressed below, we have assumed the genuineness of all signatures on all documents that we examined, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for Preferred Stock or Debt Securities convertible into Common Stock, or for Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or for Debt Securities convertible into Preferred Stock, or for Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities offered under the Registration Statement, and the related Indenture, will be executed in the forms filed as exhibits to the Registration Statement. We have also assumed that (i) with respect to Company Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Company Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. We have further assumed that the appropriate action will be taken, prior to the offer and sale of the Company Securities, to register and qualify the Company Securities for sale under all applicable state securities or “blue sky” laws.

July 29, 2013

We are admitted to practice law in the State of California. We render this opinion only with respect to the existing laws of the State of California and the existing General Corporation Law of the State of Nevada and reported judicial decisions relating thereto.

Based upon and subject to the foregoing, we are of the opinion that:

1.     With respect to the Common Stock offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Act and the Prospectus and any and all Prospectus Supplements required by applicable laws and any and all free-writing prospectuses related to the offer and sale of the Common Stock have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2.     With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws and any and all free-writing prospectuses related to the offer and sale of the Preferred Stock have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Company’s then operative Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

July 29, 2013

3.     With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws and any and all free-writing prospectuses related to the offer and sale of the Debt Securities have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture is in substantially the form filed as an exhibit to the Registration Statement and has been duly executed and delivered by the Company and the Trustee; (iv) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Company’s then operative Certificate of Incorporation and the Bylaws, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.     With respect to any series of the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus, any and all Prospectus Supplements required by applicable laws and any and all free-writing prospectuses related to the offer and sale of the Warrants have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplements and any related free-writing prospectuses, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Company’s then operative Certificate of Incorporation and Bylaws, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

July 29, 2013

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related prospectus.

This opinion is intended solely for use in connection with issuance and sale of the Company Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Farella Braun + Martel LLP

FARELLA BRAUN + MARTEL LLP